Exhibit 99.3

P-CUBE, INC.

1999 STOCK PLAN

SECTION 102

OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

A.	NOTICE OF OPTION GRANT

You have been granted an Option to purchase Ordinary Shares of P-Cube, Inc. (the “Company”), subject to the terms and conditions of the Plan, this Option Agreement, the Trust Agreement (as defined below) and Section 102 of the Ordinance and the regulations promulgated thereunder (“Section 102”), as follows:

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	Option intended to qualify under Section 102.

Term/Expiration Date:	10 Years from day of grant

Exercise and Vesting Schedule:

So long as Optionee is a Service Provider, this Option shall vest according to the following vesting schedule:

[l/4th] of the Shares subject to the Option shall become exercisable twelve months after the Vesting Commencement Date, and 1/48th of the total number of Shares subject to the Option shall become exercisable on the last day of each calendar month thereafter, until all such shares are exercisable, subject to Optionee’s continuing to be a Service Provider on such dates.

Termination Period:

This Option shall be exercisable for ninety (90) days after Optionee ceases to be a Service Provider. Upon Optionee’s death or disability, this Option may be exercised for one year after Optionee ceases to be a Service Provider. In no event may Optionee exercise this Option after the Term/Expiration Date provided above.

B.	AGREEMENT

1. Grant of Option.

(i) The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.

(ii) The Plan, as approved by the Company for use by the Company, is intended to qualify as an Employee Option Plan within the meaning of Section 102. As such, grants of Options are made pursuant to Section 102 and the Trust Agreement (the “Trust Agreement”) between the Company and such trustee, which may be a financial institution selected in accordance with the requirements of applicable law, or an attorney or accountant (the “Trustee”), in addition to being made pursuant to the provisions of the Plan and this Agreement.

(iii) Subject to Section 13(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

(iv) The Optionee shall waive a portion of Optionee’s salary payment in consideration for the Option.

2. Issuance to Trustee and Restricted Period.

(i) Letter of Issuance. An instrument reflecting the Option grant (the “Letter of Issuance”), will be issued to the Trustee as required to qualify under Section 102, in order that the Trustee may hold the Option in trust for the benefit of the Optionee.

(ii) Restricted Period. In accordance with the requirements of Section 102, the Trustee has agreed to hold the Letter of Issuance, or the Shares to be issued upon exercise of the Option, as the case may be, for a minimum period of 24 months from the date of the deposit of the Letter of Issuance in trust (the “Restricted Period”). In order for the tax benefits of Section 102 to apply, during the Restricted Period, the Optionee may not cease to be an Employee of the Company due to circumstances under his/her control, and neither the Option nor the Shares, as the case may be, may be sold or transferred (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment or security interest, and no power of attorney or transfer deed shall be given in respect thereof (other than a power of attorney for the purpose of participation in general meetings of shareholders).

(iii) End of Restricted Period. Upon the end of the Restricted Period, the Optionee shall be entitled to receive from the Trustee the Option, or the Shares resulting from the exercise thereof, which have vested, subject to the provisions of the Plan concerning the continued employment of the Optionee at the Company, and subject to any other provisions set forth herein or in the Plan, and the Optionee shall be entitled to exercise the Option and sell the Shares thereby obtained subject to the other terms and conditions of this Agreement and the Plan, including the provisions relating to the payment of tax set forth below.

3. Exercise of Option.

(i) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan, this Option Agreement and the Trust Agreement. Alternatively, at the election of the Optionee, this Option may be exercised, in whole or in part, at any time as to Shares that have not yet vested, provided that as a condition to exercising this Option for Shares that are not vested, the Optionee shall execute a restricted stock purchase agreement giving the Company or its designee a repurchase right as to the unvested Shares.

(ii) Method of Exercise. In accordance with the Exercise Procedures attached as an exhibit to the Trust Agreement, this Option shall be exercisable by delivery of an exercise notice in the form attached as an exhibit to the Trust Agreement (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. In addition, the Optionee hereby agrees to sign any and all documents required by law and/or the Trustee. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares and payment (in cash or other form satisfactory to the Administrator) of all withholding taxes due, if any, on account of shares acquired under the Option. Nevertheless the Exercised Shares shall not be transferred to Optionee unless an approval from the tax authorities, verifying that all tax with respect to such exercise was paid, was submitted to the Trustee or due tax was withheld by the Trustee. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and withholding taxes.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws.

(iii) Notification to Trustee. The Company will notify the Trustee of any exercise of the Option as set forth in the Exercise Notice. The Shares issued upon the exercise of the Option shall be issued directly to the Trustee on behalf of the Optionee, and shall be held by the Trustee in trust on behalf of the Optionee.

(iv) Holding Period. The Option and the shares issuable upon its exercise shall be issued to the Trustee and held in trust for the benefit of the Optionee for a period of no less than twenty four months from the date of the grant. After the twenty four month holding period, the Trustee may release the Option or the Shares to the Optionee only after (i) the receipt by the Trustee of an acknowledgment from the Israeli Income Tax Authority that the Optionee has paid any applicable tax due pursuant to the Ordinance and the Rules, or (ii) the Trustee withholds any applicable tax due pursuant to the Ordinance and Rules. The Trustee and the Optionee shall comply with the Ordinance, the Rules and with the Trust Agreement entered into between the Company and the Trustee.

(v) Share Dividend. In the event a share dividend is declared on Shares which are subject to the Option or are held by the Trustee, such dividend shall also be subject to the provisions of Section 102 as if it was issued under the Plan. The holding period for such share dividend shall be measured from the commencement of the holding period for the Option which in its connection the dividend was declared.

4. Optionee’s Representations. In the event the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the Company shall have effected an initial public offering of its securities under the Securities Act at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

5. Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

6. Method of Payment. Payment of the aggregate Exercise Price shall be made in New Israeli Shekel (“NIS”) at the Representative Rate of Exchange for the U.S. dollar published by the Bank of Israel on the day prior to the date of actual payment, by any of the following, or a combination thereof, at the election of the Optionee:

(i) cash or check; or

(ii) consideration received by the Company under a formal cashless exercise program if adopted by the Company in connection with the Plan.

7. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws.

8. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan, the terms of this Option and the Trust Agreement.

10. Tax Consequences. Any and all taxes, fees and other liabilities (as may apply from time to time) in connection with the grant and/or exercise of the Options and the sale of Shares issued upon the exercise of the Options, will be borne by the Optionee, and the Optionee will be solely liable for all such taxes, fees and other liabilities. Set forth below is a brief summary as of the date of this Option of some of the Israeli tax consequences of the grant and exercise of this Option and the disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THEREFORE, THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(i) Deferral of Tax. The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. With respect to grants under option plans which comply with the provisions set forth in Section 102, such as the Plan, as implemented hereby and pursuant to the Trust Agreement, the Optionee is entitled to postpone the payment of tax that would otherwise be due upon the grant of the Option or upon the issuance of Shares. Assuming compliance with the provisions of Section 102, including the requirement that during the Restricted Period the Optionee does not cease to be an Employee of the Company due to circumstances under his/her control, and the requirement that the Option or the Shares be held by the Trustee for the Restricted Period, then taxation will be postponed to the date of the earlier of sale of such Shares or transfer by the Trustee to the Optionee.

(ii) Termination of Employment. Notwithstanding any provisions of the Plan and this Agreement as to the exercise period of the Option, in the event that during the Restricted Period the Optionee’s employment with the Company terminates due to circumstances under Optionee’s control, or any other condition required to be maintained by Section 102 ceases to be in effect, then the postponement of payment of taxes permitted pursuant to Section 102 will no longer apply and the Optionee shall become liable to pay tax at the rate prescribed by Section 102 within thirty days from the day such Optionee’s employment terminates, or such other condition ceases to be in effect, at the rate prescribed by Section 102. Under such circumstances, there is also a possibility that at the end of the Restricted Period, the Optionee will be obligated to pay additional taxes at the rate prescribed by Section 102.

(iii) Receipt of Shares from Trustee. In the event that at the end of the Restricted Period, the Optionee chooses to have the Options and/or Shares which were issued upon the exercise of the Option released by the Trustee and delivered to the Optionee without selling such Shares, the Optionee shall immediately become liable to pay taxes at the rate prescribed by law.

11. Optionee’s Representations as to Rule 4(b).

(i) The Optionee represents and confirms that he or she shall not claim an exemption from Israeli Tax pursuant to Section 97(a) or Part E of the Ordinance or pursuant to the Law for the Encouragement of Industry (Taxes) 5729-1960.

(ii) The Optionee represents and confirms that he or she shall be obligated to immediately notify the Company and the Trustee of his or her request, if any, to the Income Tax Authority pursuant to Rule 6(b) of the Rules in the event the Shares are registered on any stock exchange. Nothing herein shall obligate the Company to register its shares or any portion of its shares on a stock exchange.

(iii) The Optionee acknowledges that the exemption under Section 102 of the Ordinance shall be forfeited and the Optionee shall be required to pay any applicable tax promptly at such time as (i) the Optionee’s employment is terminated during the twenty four month Holding Period (other than because of death or some other reason acceptable to the Income Tax Authority); (ii) the Company or the Optionee fails to comply with one or more of the conditions for the exemption as required by the Ordinance, Rules or Income Tax Authority; or (iii) the Income Tax Authority withdraws or cancels the exemption for the Plan or the particular Optionee.

12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, this Option Agreement and the Trust Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of Israel.

13. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	P-CUBE, INC.

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

P-CUBE, INC.

1999 STOCK PLAN

EXERCISE NOTICE

P-Cube, Inc.

3 Tvuot HaAretz

Tel Aviv, 69546 ISRAEL

Attention: [Title]

1. Exercise of Option. Effective as of today, _________________, ____, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase ________ Shares under and pursuant to the 1999 Stock Plan (the “Plan”) and the Option Agreement dated _________________, ____ (the “Option Agreement”).

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 1 I of the Plan.

5. Non Transferability of Shares. Until the first sale of shares to the general public pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act, the Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descendent or distribution to Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family. Such transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

“Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister.

6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company or any Parent or Subsidiary for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(i) Legends. Optionee understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(ii) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(iii) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and the terms and conditions of this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, the terms and conditions of this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

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9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Governing Law; Severability. This Exercise Notice is governed by the laws of the State of Israel.

11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE	P-CUBE, INC.

Signature	By

Print Name	Title

Address:	Address:

3 Tvuot HaAretz

Tel Aviv, 69546 ISRAEL

Date Received

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:	P-CUBE, INC.

SECURITY:	ORDINARY SHARES

AMOUNT:	$

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(i) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and with any other legend required under applicable state securities laws.

(iii) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(iv) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

Date: ,

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